                                                                       Exhibit 5

                OLSHAN GRUNDMAN FROME ROSENZWEIG AND WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022

                                                     April 25, 2001

                                                                    212-451-2252
                                                                 kas@ogfrlaw.com

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      QueryObject Systems Corporation
                           Registration Statement on Form S-3
                           ----------------------------------

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated April
25, 2001, as amended, (the "Registration Statement"),  filed with the Securities
and  Exchange  Commission  by  QueryObject  Systems   Corporation,   a  Delaware
corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of up to 38,316,666 shares of the Company's common stock, $.003 par value.  Of such  shares,  11,611,111  (the  "Shares")  were  issued in a private placement,  and the  remaining  26,705,555  shares (the  "Warrant  Shares")  are issuable  upon the  exercise of  warrants or options  issued or granted in or in connection with that private placement.

         We advise you that we have  examined  original or copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders  of  the  Company,  the  Registration  Statement,  and  such  other documents,  instruments and certificates of officers and  representatives of the
Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such

April 25, 2001

examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized, fully paid and non-assessable and the Warrant Shares have been duly authorized and reserved for and when issued in accordance  with the terms of the  warrants or options  will be legally paid and non-assessable.

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                           Very truly yours,

                           /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG AND WOLOSKY LLP
                           ----------------------------------------------------
                               OLSHAN GRUNDMAN FROME ROSENZWEIG AND WOLOSKY LLP